Exhibit 4.2

AMERICAN INTERNATIONAL GROUP, INC.

Sixth Supplemental Indenture
Dated as of May 16, 2008

(Supplemental to the Junior Subordinated Debt Indenture Dated as of March 13, 2007)

THE BANK OF NEW YORK,
as Trustee

     SIXTH SUPPLEMENTAL INDENTURE, dated as of May 16, 2008, between American International Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and The Bank of New York, a New York banking corporation, as Trustee (herein called “Trustee”);
RECITALS:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Junior Subordinated Debt Indenture, dated as of March 13, 2007 (the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Indenture;
     WHEREAS, Section 901 of the Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form and terms of a series of Securities;
     WHEREAS, Section 201 of the Indenture permits the form of Securities of a series to be established in an indenture supplemental to the Indenture;
     WHEREAS, Section 301 of the Indenture permits certain terms of a series of Securities to be established pursuant to an indenture supplemental to the Indenture;
     WHEREAS, pursuant to Sections 201 and 301 of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Sixth Supplemental Indenture;
     WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;
     WHEREAS, the Corporate Units will include as a component the Debentures (as hereinafter defined);
     WHEREAS, the Debentures are entitled to the benefit of a Remarketing Agreement, dated as of the date hereof, among the Company, the Purchase Contract Agent (as hereinafter defined) and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Remarketing Agents;
     NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities of the series established by this Sixth Supplemental Indenture by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all such Holders, as follows:
Sixth Supplemental Indenture

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.1 Relation to Indenture
     This Sixth Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Sixth Supplemental Indenture, shall apply to the Debentures) in respect of the Debentures but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.
Section 1.2 Definitions
     For all purposes of this Sixth Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.2 have the respective meanings assigned hereto in this Section 1.2 and (ii) which are defined in the Indenture (and which are not defined in this Section 1.2) have the respective meanings assigned thereto in the Indenture. For all purposes of this Sixth Supplemental Indenture:
     1.2.1 Unless the context otherwise requires, any reference to an Article, Section or Annex refers to an Article or Section of, or Annex to, as the case may be, this Sixth Supplemental Indenture;
     1.2.2 The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Sixth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;
     1.2.3 The following terms have the meanings given to them in the Pledge Agreement (where applicable, with respect to the Debentures): Collateral Account; Collateral Agent; Custodial Agent, and Proceeds;
     1.2.4 The following terms have the meanings given to them in the Purchase Contract Agreement (where applicable, with respect to the Debentures): Contract Adjustment Payments; Corporate Units; Equity Units; First Stock Purchase Date; Purchase Contract Agent; Remarketing Period; Remarketing Settlement Date; Separate Debentures; Separate Debentures Purchase Price; Stock Purchase Contract; Stock Purchase Date; Treasury Portfolio Purchase Price, and Treasury Units.
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     1.2.5 The terms defined in this Section 1.2.5 have the meanings assigned to them in this Section and include the plural as well as the singular:
     “Additional Debentures” means any debt securities issued pursuant to Section 5.11(c) of the Purchase Contract Agreement in respect of deferred Contract Adjustment Payments or pursuant to Section 2.1(g)(ii), and shall (a) bear interest at an annual rate equal to the then market rate of interest for similar instruments (not to exceed 10%), as determined by a nationally recognized investment banking firm selected by the Company, (b) rank pari passu with the Debentures, (c) provide for optional deferral on the same basis as the Debentures (d) be redeemable at the Company’s option at any time at their principal amount, plus accrued and unpaid interest thereon through their date of redemption and (e) be issued under the Indenture.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Assurance Agreement” means the agreement of the Company, dated as of June 27, 2005, in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time).
     “Base Rate” has the meaning set forth in Section 2.2(a)(iii).
     “Business Day” is any day, other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.
     “Calculation Agent” means AIG Financial Products Corp., or any other Person appointed by the Company, acting as calculation agent for the Debentures. Any successor or substitute Calculation Agent may be an Affiliate of the Company.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by an independent investment bank selected by the Calculation Agent as having a maturity comparable to the term remaining from the Redemption Date to the Final Maturity Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.
     “Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.
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     “Coupon Rate” means the interest rate payable on the Debentures as set forth herein.
     “Debentures” has the meaning set forth in Section 2.1(a).
     “Deferred Interest” has the meaning set forth in Section 2.1(g).
     “Deferral Period” means each period beginning on an Interest Payment Date with respect to which the Company elects pursuant to Section 2.1(g) to defer all or part of any interest payment due on such Interest Payment Date and ending on the earlier of (i) the First Stock Purchase Date and (ii) the next Interest Payment Date on which the Company has paid all accrued and previously unpaid interest on the Debentures.
     “Employee Benefit Plan” means any written purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension or similar plan or arrangement or any written compensatory contract or arrangement.
     “Events of Default” has the meaning set forth in Section 2.1(h).
     “Failed Remarketing” has the meaning set forth in Section 2.1(p)(iii).
     “Final Maturity Date” means the earlier of February 15, 2041 and the maturity date specified by the Company pursuant to Section 2.2(a)(i).
     “Indebtedness” means all indebtedness and obligations (other than the Debentures) of, or Guaranteed or assumed by, the Company that (i) are for borrowed money or (ii) are evidenced by bonds, debentures, notes or other similar instruments.
     “Initial Interest Rate” has the meaning set forth in Section 2.1(e).
     “Interest Payment Date” has the meaning set forth in Section 2.1(e).
     “Interest Period” means the period from and including any Interest Payment Date (or, in the case of the first Interest Payment Date, May 16, 2008) to but excluding the next succeeding Interest Payment Date.
     “Make-Whole Redemption Price” means the sum, as determined by the Calculation Agent, of the present values, determined in accordance with customary financial practice, of the remaining scheduled payments of principal discounted from the Final Maturity Date and interest thereon that would have been payable to and including the Final Maturity Date (not including any portion of such payments of interest accrued to the Redemption Date) discounted from the relevant Interest Payment Date to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.25%.
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     “Other Debentures” means each of the series of Securities issued under the Seventh Supplemental Indenture to the Indenture and the Eighth Supplemental Indenture to the Indenture, each dated as of the date hereof, and each between the Company and the Trustee.
     “pari passu”, as applied to the ranking of any obligation of a Person in relation to any other obligation of such Person, means in any bankruptcy, insolvency or receivership proceeding that each such obligation either (i) is not subordinated or junior in right of payment to any other obligation or (ii) is subordinate or junior in right of payment to the same obligations as is the other, and is so subordinate or junior to the same extent, and is not subordinate or junior in right of payment to each other or to any obligation as to which the other is not so subordinate or junior.
     “Pledge Agreement” means the Pledge Agreement, dated as of May 16, 2008, among the Company, Wilmington Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent, as it may be amended from time to time.
     “Purchase Contract Agreement” means the Purchase Contract Agreement, dated as of May 16, 2008, between the Company and The Bank of New York, as Purchase Contract Agent, as it may be amended from time to time.
     “Put Notice” has the meaning set forth in Section 2.1(n).
     “Put Right” has the meaning set forth in Section 2.1(n).
     “Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and any other Primary Treasury Dealer selected by the Calculation Agent after consultation with the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Calculation Agent, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by that Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.
     “Regular Record Date” for the payment of any current interest payable on any Interest Payment Date, the date specified in Section 2.1(f) and for the payment of Deferred Interest, the date specified in Section 2.1(g)(ii).
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     “Remarketing” means a remarketing of Debentures pursuant to Section 2.1(p) and the Remarketing Agreement.
     “Remarketing Agents” means the Remarketing Agents and any successor or replacement remarketing agents appointed by the Company pursuant to Section 2.1(p).
     “Remarketing Agents’ Fee” means 0.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Debentures Purchase Price.
     “Remarketing Agreement” means the remarketing agreement entered into among the Company, the Purchase Contract Agent and the Remarketing Agents pursuant to Section 2.1(p).
     “Remarketing Date” means any day during a Remarketing Period on which the Remarketing Agent finds buyers for all of the Debentures offered in the Remarketing by 4:00 p.m., New York City time.
     “Remarketing Period Start Date” means the first day of the Remarketing Period.
     “Reset Rate” has the meaning set forth in Section 2.1(p).
     “Reset Spread” has the meaning set forth in Section 2.1(p).
     “Successful” means, as to a Remarketing, that the Remarketing is conducted in accordance with Section 2.1(p) and the Remarketing Agent finds buyers for all of the Debentures offered in the Remarketing no later than 4:00 p.m., New York City time, on the last day of the Remarketing Period.
ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
Section 2.1 Terms of Debentures
     Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:
     (a) Designation. The Securities of this series shall be known and designated as the “5.67% Series B-1 Junior Subordinated Debentures” of the Company (the “Debentures”). The CUSIP number of the Debentures is 026874 BN6.
     (b) Aggregate Principal Amount. The maximum aggregate principal amount of the Debentures that may be authenticated and delivered under the Indenture and this Sixth Supplemental Indenture is $1,960,000,000 (except for
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Debentures authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture or 2.1(n) or 2.1(p) of this Sixth Supplemental Indenture).
     (c) Form and Denominations. (i) The Debentures will initially be issued in the form of one or more Securities substantially in the form of Annex A, with such modifications thereto as may be approved by the officer executing the same. The Debentures will be denominated in U.S. dollars and payments of principal and interest will be made in U.S. dollars. Except as provided for in Section 2.1(c)(ii), the Debentures will be issued only in fully registered certificated form without coupons, and the authorized denominations of the Debentures shall be $1,000 and integral multiples of $1,000 in excess thereof. Debentures that are components of Corporate Units shall be registered in the name of The Bank of New York, as Purchase Contract Agent. Principal and interest on the Debentures will be payable, the transfer of such Debentures will be registrable, and such Debentures will be exchangeable for Debentures of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, New York City, which shall initially be the Corporate Trust Office of the Trustee, provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment. No service charge shall be made for any registration of transfer or exchange of any Debentures, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     (i) If any Debenture is no longer a component of the Corporate Unit and released from the Collateral Account, the Company, at its election, may issue one or more certificates, in form of a Global Security to represent such Debenture and any other Debentures that cease to be a component of Corporate Units and are released from the Collateral Account. If issued as one or more Global Securities, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. Upon the creation of Treasury Units or the recreation of Corporate Units, an appropriate annotation shall be made on the Schedule of Increases and Decreases on the Global Securities held by the Depositary and on the Schedule of Increases and Decreases on the Debenture held by the Collateral Agent. The Global Securities will be subject to the provisions of Section 305 of the Indenture and bear the legend in Section 204 of the Indenture; provided, however, that notwithstanding clause (2) of Section 305 of the Indenture, the Global Securities may be exchanged in whole or in part for Debentures registered in the name of the Purchase Contract Agent upon the recreation of Corporate Units in accordance
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with the Purchase Contract Agreement and Pledge Agreement. Payments with respect to Global Securities will be made by wire transfer to the Depositary.
     (d) Maturity. The principal amount of, and all accrued and unpaid interest on, the outstanding Debentures shall be payable in full on the Final Maturity Date.
     (e) Rate of Interest. The Debentures shall bear interest (i) from and including May 16, 2008 to but excluding the earlier of their maturity date and the Remarketing Settlement Date at the rate of 5.67% per annum (the “Initial Interest Rate”), and (ii) from and including the Remarketing Settlement Date, at the Reset Rate. Interest on the Debentures shall be payable (i) quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2008, (ii) if there is a Failed Remarketing, on February 15, 2011 for the period from and including February 1, 2011 to but excluding February 15, 2011 and (iii) after a Successful Remarketing, semi-annually in arrears on February 1 and August 1 at the Reset Rate, accruing from the Remarketing Settlement Date, unless the Company elects a Reset Rate that is a floating rate pursuant to Section 2.2(a)(iii) (each such date on which interest is to be paid, an “Interest Payment Date”). Except as provided in Section 2.1(p), the amount of interest payable on the Debentures for any period will be computed (i) for any full quarterly or semi-annual period on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly or semi-annual period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. Except as provided in Section 2.1(p), in the event any Interest Payment Date falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day with the same force and effect as if made on such originally scheduled date and no interest shall accrue as a result of such postponement.
     (f) To Whom Interest is Payable. Except as provided in Section 2.1(g)(ii) and as otherwise determined by the Company from time to time, interest (other than Deferred Interest which shall be payable to the Persons specified pursuant to Section 2.1(g)(ii)) shall be payable to the Person in whose name the Debentures are registered at the close of business on the 15th day of the month prior to the month in which the Interest Payment Date falls, whether or not a Business Day, or on February 1, 2011 in the case of the Interest Payment Date, if any, that falls on February 15, 2011.
     (g) Option to Defer Interest Payments. (i) The Company shall have the right, at any time and from time to time prior to the First Stock Purchase Date, to defer the payment of interest on the Debentures for one or more consecutive Interest Periods; provided that no Deferral Period shall extend beyond the First Stock Purchase Date (such interest referred to as “Deferred Interest”). Deferred Interest will, subject to applicable law, accrue interest at the Initial Interest Rate
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compounded on each Interest Payment Date. The Company agrees that (A) until the First Stock Purchase Date, (x) if an Event of Default has occurred and is continuing, (y) the Company has given notice of its election to defer interest payments but the Deferral Period has not yet commenced or (z) a Deferral Period is continuing, (B) the Company has given notice of its election to defer Contract Adjustment Payments but the related deferral period has not yet commenced or a deferral period is continuing with respect to such Contract Adjustment Payments, or (C) Additional Debentures are outstanding, the Company shall not, and shall not permit any Subsidiary, subject to the exceptions specified in clause (v) of this Section 2.1(g), to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any Capital Stock of the Company, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any debt securities of the Company that rank pari passu with, or junior to, the Debentures (including the Other Debentures) or (c) make any payments with respect to any Guarantee by the Company of securities of any Subsidiary if such Guarantee ranks pari passu with, or junior to, the Debentures.
     (ii) The Company may pay Deferred Interest pursuant to this Section 2.1(g) to the Holder at any time either in the form of cash or in the form of an Additional Debentures having a principal amount equal to the aggregate amount of accrued but unpaid Deferred Interest on the date of issuance and maturing on the later of August 1, 2014 and the date five years after the date of commencement of the Deferral Period; provided, however, that the Company must pay any accrued but unpaid Deferred Interest to the Holder either in the form of cash or in the form of Additional Debentures on the First Stock Purchase Date, whether or not such Holder participates in the Remarketing. Deferred Interest paid on any Interest Payment Date shall be payable to the Person in whose name the Debentures are registered at the close of business on the Record Date next preceding such Interest Payment Date, provided that the Company shall establish a Special Record Date for any Deferred Interest to be paid on a date other than an Interest Payment Date and Holders on that Special Record Date shall be entitled to payment of the Deferred Interest.
     (iii) Upon termination of any Deferral Period and upon the payment of all Deferred Interest (together with any compounded interest thereon, if any, to the extent permitted by applicable law), the Company may elect to begin a new Deferral Period pursuant to clause (i) of this Section 2.1(g).
     (iv) The Company shall give written notice to the Trustee and the Holders of the Debentures of its election to begin any Deferral Period on any Interest Payment Date at least one Business Day prior to the Regular Record Date for that Interest Payment Date. Notwithstanding the previous sentence, the Company’s failure to pay any interest due within five Business Days after any Interest Payment Date occurring prior to the First Stock Purchase Date shall
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automatically and without any further action by any Person be deemed to commence a Deferral Period.
     (v) The restrictions in clause (i) of this Section 2.1(g) do not apply to (a) purchases, redemptions or other acquisitions of shares of the Company’s Capital Stock in connection with (1) any Employee Benefit Plan or the Assurance Agreement or (2) a dividend reinvestment, stock purchase plan or other similar plan, (b) any exchange or conversion of any class or series of the Company’s Capital Stock (or the Capital Stock of any Subsidiary) for any class or series of the Company’s Capital Stock or of any class or series of Indebtedness of the Company for any class or series of the Company’s Capital Stock, (c) the purchase of fractional interests in shares of the Capital Stock of the Company in accordance with the conversion or exchange provisions of the Company’s Capital Stock or the security or instrument being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, equity securities or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan, (e) any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such equity securities, (f) any payment during a Deferral Period of current or deferred interest in respect of any debt securities of the Company that rank pari passu with the Debentures that is made pro rata to the amounts due on pari passu securities and the Debentures, (g) any payments of deferred interest or principal on such pari passu securities that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu securities, (h) the repurchase of any debt securities of the Company that rank pari passu with the Debentures in exchange for Capital Stock in connection with a failed remarketing or similar event, any payment of deferred interest on any such debt securities in the form of additional debentures that will rank pari passu with the Debentures and the repayment of any such additional debentures at maturity or (i) any repayment or redemption of a security necessary to avoid a breach of the instrument governing that security.
     (h) Events of Default. After the First Stock Purchase Date, the Debentures shall be entitled to the benefits of the Events of Default set forth in Section 501 of the Indenture. Until the First Stock Purchase Date, the following events shall be Events of Default with respect to the Debentures (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen of the Indenture or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
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     (1) default in the payment of interest, including compounded interest, in full in cash or Additional Debentures on any Debenture for a period of 30 days after the First Stock Purchase Date;
     (2) default in the payment of the principal of any Debenture at the final stated maturity or upon a call for redemption pursuant to Section 2.1(i); or
     (3) the events set forth in Section 501(5) and (6) of the Indenture.
     (i) Redemption. The Debentures shall be redeemable in accordance with Article Eleven of the Indenture. Subject to Section 2.2(a)(ii), at any time on or after February 15, 2013, the Company may redeem, at its option, the Debentures, in whole or in part, at a price equal to the greater of their principal amount and the Make-Whole Redemption Price, plus, in either case, accrued and unpaid interest, if any, to the Redemption Date.
     (j) Sinking Fund. Article Twelve shall not apply to the Debentures.
     (k) Subordination. The Debentures shall at all times prior to the Remarketing Settlement Date, if any, be subject to Article Fourteen of the Indenture, subject to the following modifications:
     (i) For purposes of the Debentures, the “or” before clause (iii) of the definition of Senior Debt in the Indenture is deleted, the following clauses are added to the definition of Senior Debt in the Indenture after the word “contracts,” in clause (iii) for purposes of the Debentures:
“, (iv) any subordinated or junior subordinated debt that by its terms is not expressly pari passu or subordinated to the Debentures, (v) any Guarantee of any indebtedness, obligation or security issued by any Person that is an Affiliate of the Company and such Person is viewed by the Company as a vehicle to finance its operations, and (vi) Indebtedness of the Company to its Subsidiaries”; and
     (ii) For purposes of the Debentures, the following provision is added to the end of the definition of Senior Debt in the Indenture after the word “Securities”: “provided that (a) trade accounts payable and accrued liabilities arising in the ordinary course of the Company’s business, (b) the Company’s 6.25% Series A-1 Junior Subordinated Debentures, 5.75% Series A-2 Junior Subordinated Debentures, 4.875% Series A-3 Junior Subordinated Debentures, 6.45% Series A-4 Junior Subordinated Debentures, 7.70% Series A-5 Junior Subordinated Debentures and the
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Other Debentures and (c) any other indebtedness, Guarantee or other obligation that is specifically designated as being subordinate, or not superior, in right of payment to the Debentures, shall not be considered Senior Debt”.
     (iii) For purposes of the Debentures, the provisions of Section 1404 of the Indenture shall only apply in the case where (A) there has been an event of default with respect to Senior Debt within the meaning of clause (i) of the definition of Senior Debt, (B) the principal amount of such Senior Debt has been accelerated, (C) the outstanding principal amount of Senior Debt at the time of acceleration is at least $100,000,000 and (D) the event of default or acceleration has not been cured, waived, or otherwise ceased to exist. In no other case and to no other Senior Debt shall Section 1404 apply.
     (iv) The Debentures shall rank pari passu with the Company’s 6.25% Series A-1 Junior Subordinated Debentures, 5.75% Series A-2 Junior Subordinated Debentures, 4.875% Series A-3 Junior Subordinated Debentures, 6.45% Series A-4 Junior Subordinated Debentures, 7.70% Series A-5 Junior Subordinated Debentures and the Other Debentures.
     (l) Registrar, Paying Agent, Authenticating Agent and Place of Payment. The Company hereby appoints The Bank of New York as Security Registrar, Authenticating Agent and Paying Agent with respect to the Debentures. The Debentures may be surrendered for registration of transfer and for exchange without service charge, but upon payment of any taxes on other governmental charges payable in connection with such registration of transfer or exchange, at the office or agency of the Company maintained for such purpose in The City of New York, New York and at any other office or agency maintained by the Company for such purpose. The Place of Payment for the Debentures shall be the Paying Agent’s office in New York, New York. Principal and interest with respect to the Debentures will be payable, the transfer of the Debentures will be registrable and Debentures will be exchangeable for debentures of a like aggregate principal amount in denominations of $1,000 and integral multiples of $1,000, at the office of the Paying Agent.
     (m) Defeasance. After the First Stock Purchase Date, the Debentures will be subject to Sections 1302 and 1303 of the Indenture unless the Company makes the election set forth in Section 2.2(a)(iii).
     (n) Redemption at Holders’ Option. If there is a Failed Remarketing, each Holder of Debentures that are Separate Debentures will have the right to require the Company to redeem all or a portion of its Separate Debentures, but excluding any Additional Debentures, on the First Stock Purchase Date (the “Put Right”). Such right will be exercisable only upon delivery of notice to the Trustee
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on or prior to 11:00 a.m., New York City time, on the second Business Day prior to the First Stock Purchase Date (a “Put Notice”). A Put Notice shall be irrevocable. If a Put Notice shall have been duly given, the Separate Debentures to which the Put Notice relates shall become due and payable on the First Stock Purchase Date, and the Company shall redeem, such Debentures for a Redemption Price per Debenture equal to 100% of their principal amount. Accrued and unpaid interest on such Debenture to such date of redemption shall be paid to the Holders of such Debentures on the Record Date therefor. Section 1105 of the Indenture shall apply to any redemption pursuant to this Section 2.1(n), and Section 1107 of the Indenture shall apply to any Separate Debenture redeemed in part.
     (o) Modification. No supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture, modify or amend Section 2.1(n) or Section 2.1(p) in any respect materially adverse to the Holder.
     (p) Remarketing and Reset Rate Mechanics.
     (i) Obligation to Conduct Remarketing and Related Requirements.
     (i) The Company and the Purchase Contract Agent shall appoint a nationally recognized investment banking firm as Remarketing Agent and enter into a Remarketing Agreement at least 30 days prior to the Remarketing Period Start Date. The Remarketing Agreement shall include such terms, conditions and other provisions as the Company, the Purchase Contract Agents and the Remarketing Agent may agree among themselves but shall in any event include provisions to substantially the following effect:
     (1) The Remarketing Agents will use their commercially reasonable efforts to obtain a price for the Debentures to be remarketed in the Remarketing which results in proceeds, net of the Remarketing Agents’ Fee, equal to at least 100% of the sum of the Treasury Portfolio Purchase Price and the Separate Debentures Purchase Price;
     (2) The Remarketing Agent will in consultation with the Company reset the Coupon Rate on the Debentures (as a rate per annum for payment of interest on each applicable Interest Payment Date) or establish the Reset Spread in order to give effect to clause (1) above for Interest Periods or portions thereof commencing on or after the Remarketing Settlement Date;
     (3) The Remarketing Agents will deduct the Remarketing Agents’ Fee from the proceeds of the Remarketing and remit any Proceeds remaining after such deduction to or at the direction of the Collateral
Sixth Supplemental Indenture

Agent and the Custodial Agent in accordance with the Pledge Agreement; and
     (4) On any day in a Remarketing Period other than the last five Business Days of such Remarketing Period, the Company may, in its absolute discretion (and without prior notice being given to Holders of Debentures or of the Equity Units), postpone the Remarketing until the following Business Day by giving notice of such postponement to the Remarketing Agents in accordance with the Remarketing Agreement.
     (ii) The Company and the Purchase Contract Agent shall use their commercially reasonable efforts to effect Remarketing of the Debentures as described in this Section 2.1(p). If in the judgment of counsel to the Company or to the Remarketing Agents it is necessary for a Registration Statement covering the Debentures to have been filed and have become effective under the Securities Act in order to effect the Remarketing, then the Company and the Purchase Contract Agent shall use their commercially reasonable efforts (i) to ensure that a Registration Statement covering the full principal amount of Debentures to be remarketed shall have become effective in a form that will enable the Remarketing Agents to rely on it in connection with the Remarketing or (ii) effect such Remarketing pursuant to Rule 144A under the Securities Act or another available exemption from the registration requirements under the Securities Act.
     (ii) Reset of Coupon Rate in Connection with Remarketing.
     (i) As part of and in connection with the Remarketing, the Remarketing Agents shall, as contemplated by Section 2.1(p)(i)(2) and in accordance with the other provisions of this Section 2.1(p), (A) reset the Coupon Rate to a new rate (the “Reset Rate”), or (B) if the Company shall have made the election set forth in Section 2.2(a)(iii), establish the reset spread (the “Reset Spread”), rounded to the nearest one-thousandth (0.001) of one percent per annum, that will apply to all Debentures (whether or not the Holders thereof participated in the Remarketing) if such Remarketing is Successful for each Interest Period or portion thereof commencing on or after the Remarketing Settlement Date.
     (ii) If the Remarketing has been determined to be Successful in accordance with Section 2.1(p)(iii)(v), by approximately 4:30 p.m., New York City time, on any Remarketing Date, the Remarketing Agent shall notify the Company, the Purchase Contract Agent and the Trustee that the Remarketing was Successful and the Reset Rate or Reset Spread, as the case may be, determined as part of such Remarketing in accordance with this Section 2.1(p).
Sixth Supplemental Indenture

     (iii) If a Remarketing is Successful, then commencing with the related Remarketing Settlement Date, (A) the Coupon Rate shall be reset to the Reset Rate or (B) if the Company shall have made the election set forth in Section 2.2(a)(iii), the Debentures shall bear interest at the Base Rate plus the Reset Spread, determined in accordance with this Section 2.1(p) pursuant to such Remarketing.
     (iv) In the event of a Failed Remarketing:
     (1) no Debentures will be sold in such Remarketing;
     (2) the Coupon Rate and the Interest Payment Dates will remain unchanged;
     (3) the Collateral Agent, for the benefit of the Company, will, at the written instruction of the Company, deliver or dispose of the Debentures that are included in Corporate Units in accordance with the Company’s written instructions to satisfy in full, from any such disposition or retention, such Holders’ obligations to pay the purchase price for the shares of Common Stock to be issued on the First Stock Purchase Date under the Stock Purchase Contracts underlying such Corporate Units; and
     (4) in the case of Debentures that are Separate Debentures the Holders of which elected to participate in the Remarketing, such Debentures will be returned to the related Holders in accordance with the Pledge Agreement and the Holders will be entitled to exercise the Put Right.
     (iii) Remarketing Procedures.
     (i) The Company will (A) (x) give, or cause the Trustee to give on its behalf, the Holders of the Separate Debentures and (y) cause the Purchase Contract Agent to give the record holders of Equity Units notice of the Remarketing at least seven Business Days prior to the Remarketing Period Start Date, and (B) request, not later than seven nor earlier than 15 calendar days prior to the Remarketing Period Start Date (or if clause (2) below applies, not later than 15 or earlier than 21 calendar days prior to the Remarketing Period Start Date), that the Depositary notify its participants holding Debentures, Corporate Units or Treasury Units, of the Remarketing. Such notices will set forth:
     (1) the Interest Payment Dates and Regular Record Dates that will apply after the Remarketing Settlement Date;
Sixth Supplemental Indenture

     (2) the modifications to the terms of the Debentures, if any, effected pursuant to Section 2.2(a);
     (3) the procedures a beneficial owner must follow if it holds Debentures that are Separate Debentures to elect to participate in the Remarketing; and
     (4) the procedures a beneficial owner must follow to exercise its Put Right in the event such Remarketing is a Failed Remarketing if such beneficial owner holds Debentures that are Separate Debentures.
     (ii) On the Remarketing Period Start Date, all outstanding Debentures included in Corporate Units will be tendered or be deemed tendered to the Remarketing Agent for Remarketing. Each Holder of Debentures included in Corporate Units, by purchasing such Debentures agrees to have such Debentures remarketed on any Remarketing Date and authorizes the Remarketing Agent to take any and all action on its behalf necessary to effect the Remarketing.
     (iii) Each Holder of Debentures that are Separate Debentures may elect to have such Holder’s Debentures remarketed in the Remarketing in accordance with Section 5.02 of the Purchase Contract Agreement.
     (iv) If the Remarketing on any Remarketing Date is Successful, then on the Remarketing Settlement Date the Collateral Agent shall deliver to the Remarketing Agent the Debentures included in the Corporate Units and the Custodial Agent shall deliver to the Remarketing Agent the Debentures the Holders of which have made the election referred to in clause (iii) above, and the Remarketing Agent shall deduct the Remarketing Agent’s Fee to which it is entitled as provided in Section 2.1(p)(i) from the proceeds of such Remarketing and remit the remaining proceeds in accordance with Section 2.1(p)(i)(3) for application as provided therein.
     (v) If by 4:00 p.m., New York City time, on any Remarketing Date the Remarketing Agent has found buyers for all of the Debentures offered in the Remarketing in accordance with this Section 2.1(p), a Successful Remarketing shall be deemed to have occurred.
     (vi) If, by 4:00 p.m., New York City time, on the last day of the Remarketing Period, the Remarketing Agent is unable to find buyers for all of the Debentures offered in the Remarketing in accordance with this Section 2.1(p), such Remarketing shall be deemed to be a “Failed Remarketing.”
Sixth Supplemental Indenture

     (vii) The Company shall notify, or cause the Trustee to notify, the Holders of the Debentures of a Successful Remarketing promptly following the Remarketing Settlement Date, and shall cause a notice of any Failed Remarketing to be published on the Business Day following the last day of the Remarketing Period, by publication in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal.
     (viii) The right of each Holder (whether of Separate Debentures or of Debentures included in Corporate Units) to have its Debentures remarketed and sold in connection with any Remarketing shall be limited to the extent that (i) the Remarketing Agents conduct a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agents are able to find a purchaser or purchasers for the Debentures offered in the Remarketing in accordance with this Section 2.1(p) and the Remarketing Agreement, and (iii) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.
     (ix) Neither the Company nor the Remarketing Agents shall be obligated in any case to provide funds to make payment upon tender of Debentures for Remarketing.
Section 2.2 Company’s Election to Change Certain Terms
     (a) The Company may, without the consent of any Holders of Debentures, in consultation with the Remarketing Agents, elect at any time at least 30 days prior to the Remarketing Period Start Date, but on one occasion only:
     (i) to change the maturity of principal of the Debentures to a date that is earlier than February 15, 2041; provided, however, that the maturity of principal of the Debentures may not be changed to a date earlier than February 15, 2013;
     (ii) to change the terms of the Debentures to eliminate the Company’s right to redeem the Debentures at its option or to specify a date, which may not be earlier than February 15, 2013, on and after which the Debentures will be redeemable at the Company’s option either in whole or in part (as elected by the Company) or to modify the definition of “Make-Whole Redemption Price” or to provide that the Redemption Price shall be equal to the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest to the Redemption Date; or
     (iii) to provide that the Debentures shall bear interest at a floating rate equal to the applicable index (the “Base Rate”) plus a Reset Spread to be determined in accordance with Section 2.1(p), in which case the Company may
Sixth Supplemental Indenture

also elect to modify the business day and day count conventions set forth in Section 2.1(e) to conform to market practice for floating-rate debentures bearing interest at a rate determined by reference to such index.
     (b) The Company shall make the elections provided for in Section 2.2(a), as applicable, by giving irrevocable written notice of such elections to the Trustee. Any election under Sections 2.2(a)(i) and 2.2(a)(ii) shall be effective when made, and any such election under Section 2.2(a)(iii) shall be effective on the Remarketing Settlement Date.
     (c) In the case of a Successful Remarketing, on or after the Remarketing Settlement Date the Debentures will cease to be subordinated and the provisions of Section 2.1(k) shall not apply. In the case of a Failed Remarketing, the Debentures will remain subordinated to Senior Debt and Section 2.1(k) will continue to apply.
Section 2.3 Tax Treatment
     (a) The Company agrees, and by acceptance of a Corporate Unit, each holder of a Corporate Unit will be deemed to have agreed (unless the United States Internal Revenue Service requires a different treatment from such holder) (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the applicable ownership interest in the Debenture and the Other Debentures and the Stock Purchase Contract constituting the Corporate Unit, (2) to treat the Debenture as indebtedness for United States federal, state and local income and franchise tax purposes, (3) if such holder purchased the Corporate Unit in the initial offering for $75, to allocate $25 to the undivided beneficial ownership interests in the Debenture and each Other Debenture and $0 to the Stock Purchase Contract included in a Corporate Unit, and (4) to treat the Debenture as a “variable rate debt instrument” for U.S. federal income tax purposes.
     (b) Any payment (including cash or property) and original issue discount under the terms of this Sixth Supplemental Indenture shall be subject to withholding and backup withholding of tax as required by law. Any such withholding and backup withholding shall be treated as if made to the intended recipient in full compliance with the terms hereof.
ARTICLE THREE
MISCELLANEOUS
Section 3.1 Relationship to Existing Indenture
     The Sixth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture. The Indenture, as supplemented and amended by this Sixth
Sixth Supplemental Indenture

Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Debentures, the Indenture, as supplemented and amended by this Sixth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
Section 3.2 Modification of the Existing Indenture
     Except as expressly modified by this Sixth Supplemental Indenture, the provisions of the Indenture shall govern the terms and conditions of the Debentures.
Section 3.3 Governing Law
     This instrument shall be governed by and construed in accordance with the laws of the State of New York.
Section 3.4 Counterparts
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 3.5 Trustee Makes No Representation
     The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Sixth Supplemental Indenture (except for its execution thereof and its certificates of authentication of the Debentures).
Sixth Supplemental Indenture

     In Witness Whereof, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed all as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By	Name: Robert A. Gender
Title: Vice President and Treasurer

THE BANK OF NEW YORK,
as Trustee

By
Name:
Title:
Sixth Supplemental Indenture

ANNEX A
     [Include if this Security is a Global Security — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
AMERICAN INTERNATIONAL GROUP, INC.
5.67% SERIES B-1 JUNIOR SUBORDINATED DEBENTURES

No.	CUSIP No.: 026874 BN6
$	ISIN: US026874BN67
     American International Group, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to         , or registered assigns, the principal sum of            Dollars ($ )][Include in Global Security and in Pledged Debenture — the principal sum as set forth on the Schedule of Increases or Decreases in Security attached hereto, which shall not exceed [ ]] on February 15, 2041, and to pay interest on said principal sum from May 16, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to deferral as set forth herein, in arrears at a rate (i) of 5.67% per annum on February 1, May 1, August 1 and November 1 (each such date, an “Interest Payment Date”), commencing August 1, 2008, to but not including the earlier of the repayment of the outstanding principal amount of this Security and the Remarketing Settlement Date, (ii) if there is a Failed Remarketing, on February 15, 2011 for the period from and including February 1, 2011 to but excluding February 15, 2011 and (iii) if the Remarketing Settlement Date occurs, equal to the Reset Rate from and including the Remarketing Settlement Date, on each February 1 and August 1, or if the Company has elected that this Security will bear interest at a floating rate after the Remarketing Settlement Date, equal to the Base Rate plus the Reset Spread, on each February 1, May 1, August 1 and November 1, subject to adjustment as provided herein, commencing with the first such date to occur after the Remarketing Settlement Date, until
Series B-1 Debenture

the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded on each Interest Payment Date. The amount of interest payable on any Interest Payment Date shall, except as provided herein, be computed (i) for any full quarterly or semi-annual period on the basis of a 360-day year comprised of twelve 30-day months, (ii) for any period shorter than a full quarterly or semi-annual period, on the basis of a 30-day month and, for (iii) any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the 15th day of the month prior to the month in which the Interest Payment Date falls, or on February 1, 2011 in the case of the Interest Payment Date, if any, that falls on February 15, 2011, whether or not a Business Day or such other date as the Company may specify. Any such interest installment not punctually paid or duly provided for (other than Deferred Interest) shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of this series of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Until the Remarketing Settlement Date, if any, the indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by, such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     The Company shall have the right, at any time and from time to time, prior to February 15, 2011 to defer the payment of interest on this Security for one or more consecutive Interest Periods as described on the reverse hereof. The Company shall give
Series B-1 Debenture

written notice to the Trustee and the Holders of this Security of its election to begin any Deferral Period at least one Business Day prior to the Regular Record Date for that Interest Payment Date, provided, however, that the Company’s failure to pay any interest due within five Business Days after any Interest Payment Date occurring prior to the First Stock Purchase Date shall automatically and without any further action by any Person be deemed to commence a Deferral Period.
     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds to an account designated by the Holder of this Security.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Series B-1 Debenture

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
     Dated:

American International Group, Inc.

By:
Name:
Title:

Attest:

[Secretary or Assistant Secretary]
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

The Bank of New York, as Trustee

By:
Name:
Title:
Series B-1 Debenture
(Signature Page for Security)

ANNEX A
REVERSE OF SECURITY
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Debt Indenture, dated as of March 13, 2007 (herein called the “Base Indenture”), as supplemented by a Sixth Supplemental Indenture, dated as of May 16, 2008 (herein called the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case, between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $1,960,000,000 (except for Securities authenticated and delivered upon registration or transfer of, or exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1107 of the Base Indenture or 2.1(n) or 2.1(p) of the Sixth Supplemental Indenture).
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     The Securities of this series are subject to redemption on or after February 15, 2013, in whole or in part, upon not less than 30 days nor more than 60 days’ prior notice by first class mail, postage pre-paid, to each Holder of Securities to be redeemed, at a Redemption Price equal to the greater of 100% of the principal amount thereof and the Make-Whole Redemption Price, plus, in either case, accrued and unpaid interest, if any, to the Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor and of an authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Company may elect at any time at least 30 days prior to the Remarketing Period Start Date, but on one occasion only:
     (i) to change the maturity of principal of this Security to a date that is earlier than February 15, 2041; provided, however, that the maturity of principal of this Security may not be changed to a date earlier than February 15, 2013;
     (ii) to change the terms of this Security to eliminate the Company’s right to redeem this Security at its option or to specify a date that may not be earlier than February 15, 2013 on and after which this Security will be redeemable at the Company’s option either in whole or in part (as elected by the Company) or to modify the definition of Make-Whole Redemption Price or to provide that the
Series B-1 Debenture

Redemption Price shall be equal to the principal amount of this Security to be redeemed, plus accrued and unpaid interest to the Redemption Date; or
     (iii) to provide that this Security shall bear interest at a floating rate equal to the applicable index plus a Reset Spread determined in accordance with Section 2.1(p) of the Sixth Supplemental Indenture, in which case the Company may also elect to modify the business day and day count conventions set forth in Section 2.1(e) of the Sixth Supplemental Indenture to conform to market practice for floating-rate debentures bearing interest at a rate determined by reference to such index.
     The elections set forth in clauses (i) and (ii) of the preceding paragraph shall become effective immediately upon the Trustee’s receipt of such notice and the election set forth in clause (iii) above shall become effective on the Remarketing Settlement Date.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that, except as provided above and in the Sixth Supplemental Indenture, no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, modify the right of Holders of Securities that are Separate Debentures to require the Company to purchase such Securities upon a Failed Remarketing, or modify the provisions of the Indenture relating to the Remarketing of the Securities, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest (subject to the Company’s right to defer interest payments) on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.
Series B-1 Debenture

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (subject to the Company’s right to defer interest payments) on this Security at the time and place and at the rate and in the money herein prescribed.
     The Company shall have the right, at any time and from time to time prior to February 15, 2011, to defer the payment of interest on the Securities for one or more consecutive Interest Periods; provided that no Deferral Period shall extend beyond February 15, 2011 (such interest referred to as “Deferred Interest”). Deferred Interest will accrue interest at the rate of 5.67% per annum compounded on each Interest Payment Date. The Company agrees that (A) until February 15, 2011, (x) if an Event of Default has occurred and is continuing, (y) the Company has given notice of its election to defer interest payments but the Deferral Period has not yet commenced or (z) a Deferral Period is continuing, (B) the Company has given notice of its election to defer Contract Adjustment Payments but the related deferral period has not yet commenced or a deferral period is continuing with respect to such Contract Adjustment Payments, or (C) Additional Debentures are outstanding, the Company shall not, and shall not permit any Subsidiary, subject to the exceptions specified below, to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any Capital Stock of the Company, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any debt securities of the Company that rank pari passu with, or junior to, this Security or (c) make any payments with respect to any Guarantee by the Company of securities of any Subsidiary if such Guarantee ranks pari passu with, or junior to, this Security. The Company may pay Deferred Interest (together with compounded interest thereon, if any, to the extent permitted by applicable law) to the Holder at any time either in the form of cash or in the form of Additional Debentures having a principal amount equal to the amount of accrued but unpaid Deferred Interest on the date of issuance and maturing on the later of August 1, 2014 and the date five years after the date of commencement of the Deferral Period; provided, however, that the Company must pay any accrued but unpaid Deferred Interest to the Holder either in the form of cash or in the form of Additional Debentures on the First Stock Purchase Date, whether or not such Holder participates in the Remarketing. Deferred Interest paid on any Interest Payment Date shall be payable to the Person in whose name the Debentures are registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, provided that the Company may establish a Special Record Date for any Deferred Interest to be paid on a date other than an Interest Payment Date and Holders on that Special Record Date shall be entitled to payment of the Deferred Interest. Upon termination of any Deferral Period and upon the payment of all Deferred Interest and any compounded interest then due on any Interest Payment Date, the Company may elect to begin a new Deferral Period.
     The restrictions on payments do not apply to (a) purchases, redemptions or other acquisitions of shares of the Company’s Capital Stock in connection with (1) any Employee Benefit Plan or the Assurance Agreement or (2) a dividend reinvestment, stock
Series B-1 Debenture

purchase plan or other similar plan, (b) any exchange or conversion of any class or series of the Company’s Capital Stock (or the Capital Stock of any Subsidiary) for any class or series of the Company’s Capital Stock or of any class or series of Indebtedness of the Company for any class or series of the Company’s Capital Stock, (c) the purchase of fractional interests in shares of the Capital Stock of the Company in accordance with the conversion or exchange provisions of the Company’s Capital Stock or the security or instrument being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders’ right plan, or the issuance of rights, equity securities or other property under any stockholders’ right plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan, (e) any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such equity securities, (f) any payment during a Deferral Period of current or deferred interest in respect of any debt securities of the Company that rank pari passu with the Debentures that is made pro rata to the amounts due on pari passu securities and the Debentures, (g) any payments of deferred interest or principal on such pari passu securities that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu securities, (h) the repurchase of any debt securities of the Company that rank pari passu with this Security in exchange for common stock in connection with a failed remarketing or similar event, any payment of deferred interest on any such debt securities in the form of additional debentures that will rank pari passu with this Security and the repayment of any such additional debentures at maturity or (i) any repayment or redemption of a security necessary to avoid a breach of the instrument governing that security.
     After the First Stock Purchase Date, so long as this Security bears interest at a fixed rate of interest, this Security will be subject to defeasance of the entire indebtedness of this Security and of certain restrictive covenants and events of default, in each case upon compliance with certain conditions set forth in the Indenture.
     After the First Stock Purchase Date, the Securities of this series will be entitled to the benefits of the Events of Default described in the Base Indenture. Until the First Stock Purchase Date, the Securities of this series are entitled to the Events of Default specified in the Sixth Supplemental Indenture.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default, as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time outstanding a direction inconsistent with such request, and shall have failed to
Series B-1 Debenture

institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or, to the extent provided in Section 2.1(g) of the Sixth Supplemental Indenture, interest hereon on or after the respective due dates.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Company agrees, and by acceptance of a Corporate Unit, each holder of a Corporate Unit will be deemed to have agreed (unless the United States Internal Revenue Service requires a different treatment from such holder) (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the applicable ownership interest in this Security and the Other Debentures and the Stock Purchase Contract constituting the Corporate Unit, (2) to treat this Security as indebtedness for United States federal, state and local income and franchise tax purposes, (3) if such holder purchased the Corporate Unit in the initial offering for $75, to allocate $25 to the undivided beneficial ownership interests in this Security and each Other Debenture and $0 to the Stock Purchase Contract included in a Corporate Unit, and (4) to treat this Security as a “variable rate debt instrument” for U.S. federal income tax purposes.
Series B-1 Debenture

     THE BASE INDENTURE, THE SIXTH SUPPLEMENTAL INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Series B-1 Debenture

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian
(Cust) (Minor)

TEN ENT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Under Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list.
Series B-1 Debenture

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please print or type name and address including Postal Zip code of Assignee)
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing                                          Attorney, to transfer said Debenture on the books of the Security Registrar, with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any
change whatsoever.
Signature Guarantee:

Series B-1 Debenture

[TO BE ATTACHED TO GLOBAL CERTIFICATES AND PLEDGED
DEBENTURES]
SCHEDULE OF INCREASES OR DECREASES IN SECURITY
The initial principal amount of Securities represented by this [Global] Security is $         . The following increases or decreases in this [Global] Security have been made:

Signature of
			Principal	authorized
	Amount of	Amount of	amount of this	signatory of
	increase in	decrease in	Security	[Security
	principal	principal	following such	Registrar]
	amount of this	amount of this	decrease or	[Collateral
Date	Security	Security	increase	Agent]

Series B-1 Debenture

A-13